Exhibit 10.3

GUARANTY

This Guaranty is dated as of October 27, 2020, and made by the undersigned, Michael Witherill, Aaron Klusman, and Rivulet Media, Inc., a Delaware corporation (together “Guarantors”), to and in favor of Lawrence M. Silver (“Lender”).

Rivulet Films, Inc., a Delaware corporation (“Borrower”), has executed and delivered a Multiple Advance Promissory Note of even date hereof in the principal amount of $1,000,000, or such lesser amount as may be outstanding from time to time (the “Note”).

As an inducement for Lender to make advances under the Note, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantee to Lender, or Lender’s successors and assigns, the payment and performance of all of Borrower’s obligations arising from or created under the Note.

This Guaranty is an absolute, unconditional, and continuing guaranty of the Note and not merely of the collectability of Borrower’s obligations thereunder. Guarantors acknowledge that they are and shall be deemed a primary obligor of Borrower’s obligations under the Note. This Guaranty is not conditioned upon any requirement that Lender first attempt to collect from Borrower or enforce the Note against Borrower.

Guarantors waive notice of acceptance of this Guaranty, presentment, and notice of default and any other notices required or customarily given under like circumstances. This Guaranty shall terminate automatically upon payment in full of the Note.

This Guaranty is governed by, and construed and enforced in accordance with, the internal substantive laws of the State of Arizona (without reference to choice of law principles). The Guarantors unconditionally waive any right they may have to a trial by jury in respect of any legal action arising out of or relating to this Guaranty.

GUARANTORS:
/s/ Michael Witherill
Michael Witherill
/s/ Aaron Klusman
Aaron Klusman

Rivulet Media, Inc.,
a Delaware corporation

By:	/s/ Michael Witherill
Michael Witherill, President

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